UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2008

HOME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana		70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (a)– (d)  Not applicable.

(e)
On December 22, 2008, the Board of Directors of Home Bank, Lafayette, Louisiana (the “Bank”), the wholly owned subsidiary of Home Bancorp, Inc. (the “Company”) approved amendments to each of the following agreements and plans.

•	2005 Directors’ Deferral Plan;

•	Amendment to the Salary Continuation Agreements by and between the Bank and each of John W. Bordelon and Darren Guidry; and

•	Amended and Restated Employment Agreement by and between the Bank and L.J. Dailey.

The above-listed agreements and plans were amended in order to comply with the final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code, as amended (the “Code”).  The amendments neither improve nor increase the benefits participants are entitled to receive under the terms of such plans and agreements nor increase the expense of such plans and agreements to the Company and/or the Bank.

ITEM 9.01        Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	2005 Directors’ Deferral Plan
10.2	Amendment No. 1 to the Salary Continuation Agreement by and between Home Bank and John W. Bordelon
10.3	Amendment No. 1 to the Salary Continuation Agreement by and between Home Bank and Darren Guidry
10.4	Amended and Restated Employment Agreement by and between the Bank and L.J. Dailey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: December 22, 2008	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2005 Directors’ Deferral Plan
10.2	Amendment No. 1 to the Salary Continuation Agreement by and between Home Bank and John W. Bordelon
10.3	Amendment No. 1 to the Salary Continuation Agreement by and between Home Bank and Darren Guidry
10.4	Amended and Restated Employment Agreement by and between the Bank and L.J. Dailey